UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

INTELLICHECK MOBILISA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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To the Shareholders of
INTELLICHECK MOBILISA, INC.

Re:  2014 Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend Intellicheck Mobilisa’s 2014 Annual Meeting of Shareholders. The meeting will be held Tuesday, November 4, 2014 at the offices of K&L Gates located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030. The meeting will begin promptly at 1:00 p.m., Eastern Time. Please plan to arrive a few minutes before the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

Some of our directors and officers will be available before and after the meeting to speak with you. At the meeting, the Company will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely yours,

/s/ Michael D. Malone

Michael D. Malone
Chairman of the Board

191 Otto Street, Port Townsend, Washington 98368

Voice: 360.344.3233     Fax: 360.344.3323     Toll Free: 1.888.9IC.MOBIL      www.icmobil.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 4, 2014

To the Shareholders of
INTELLICHECK MOBILISA, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLICHECK MOBILISA, INC. (the “Company”), a Delaware corporation, will be held Tuesday, November 4, 2014 at 1:00 p.m. Eastern Time, at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030, for the following purposes:

1.	To elect five directors to serve for a one-year term or until their respective successors have been duly elected and qualified; and
2.	To ratify the appointment of EisnerAmper, LLP as the Company’s independent public accountants for the 2014 fiscal year; and
3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 1, 2014 as the record date for the meeting and only record holders of shares of the Company’s common stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about October 10, 2014.

By Order of the Board of Directors,

/s/ Bill White

Bill White
Chief Financial Officer, Treasurer and Secretary

Port Townsend, WA
October 10, 2014

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING HELD ON NOVEMBER 4, 2014: The Notice of Annual Meeting of
Shareholders, Proxy Statement and the Annual Report to Shareholders are available on the following website:
www.icmobil.com/proxy2014

191 Otto Street, Port Townsend, Washington 98368

Voice: 360.344.3233     Fax: 360.344.3323     Toll Free: 1.888.9IC.MOBIL      www.icmobil.com

INTELLICHECK MOBIILSA, INC.
191 Otto Street
Port Townsend, WA 98368

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
to be held Tuesday, November 4, 2014

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa,” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held Tuesday, November 4, 2014 at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030. The meeting will begin promptly at 1:00 p.m., Eastern Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set October 1, 2014, as the record date (the “Record Date”) to determine those holders of record of common stock, par value $.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote. On the Record Date, there were 4,932,057 shares outstanding. On or about October 10, 2014, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to shareholders of record as of the close of business on October 1, 2014.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:

•	The election of five directors, each to serve until the next annual meeting; and
•	The ratification of the appointment of EisnerAmper, LLP, as our independent registered public accountant firm.

Who is entitled to vote at the meeting?

You may vote if you owned Common Stock as of the close of business on October 1, 2014. Each share of Common Stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our Common Stock as of October 1, 2014, must be present at the meeting. This is referred to as a quorum. We believe that on October 1, 2014, there were 4,932,057 outstanding shares of Common Stock entitled to vote.

How do I vote?

You can vote in two ways:

•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed Proxy Card.

Can I change my mind after I submit my Proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another Proxy with a later date and submitting it in the same manner as the prior Proxy was submitted; (2) if you hold your shares in your name, voting again at the meeting; or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors, and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one Proxy Card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for shareholder approval, any anti-takeover device?

Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws, or other measures in the future that have anti-takeover effects.

Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors has one class of directors, with each director elected annually for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying Proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each Proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.

The Board of Directors recommends that you elect the nominees identified below.

Name	Age	Position with the Company and Principal Occupation	Director Since	New Board Term Expires
Vice Admiral Michael D. Malone	66	Chairman of the Board	2011	2015
Lieutenant General Emil R. Bedard	70	Director	2008	2015
Major General Jack A. Davis	68	Director	2014*	2015
William P. Georges	60	Director	2014*	2015
Guy L. Smith	65	Director	2005	2015

*	Appointed to the Board of Directors on August 10, 2014.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of October 1, 2014:

Name	Age	Position with the Company and Principal Occupation	Held Office Since	Current Board Term Expires
Vice Admiral Michael D. Malone	66	Chairman of the Board	2011	2014
Lieutenant General Emil R. Bedard	70	Director	2008	2014
Major General Jack A. Davis	68	Director	2014	2014
William P. Georges	60	Director	2014	2014
Guy L. Smith	65	Director	2005	2014
Russell Embry	50	Chief Technology Officer	2001	NA
Bill Roof	60	Chief Executive Officer	2014	NA
Bill White	54	Chief Financial Officer, Secretary and Treasurer	2012	NA

Business Experience

Michael D. Malone, Vice Admiral, U.S. Navy, Retired, was appointed Chairman of the Board effective November 13, 2012, and became a member of the Board of Directors July 1, 2011. From November 2004 to February 2011, Admiral Malone was President of Skarven Enterprises, a designer and developer of analytic approaches and technology applications specializing in real time/streaming data fusion and analysis for a variety of applications in government, financial services, auditing and industry competitive intelligence. During his time at Skarven Enterprises he led the company through a significant period of reorganization and growth, dramatically improving the company’s research and development efforts, and production and field support capability, while dramatically cutting costs and increasing revenue five-fold. As a result of his efforts, Skarven Enterprises was acquired by The Boeing Company in December 2008. Admiral Malone remained President of the company, as part of the acquisition agreement, until February 2011. Since leaving the military, Admiral Malone has also served as a technical advisor and consultant to Pequot Capital, a venture capital firm (in 2006 and 2007) and Environmental Tectonics Corporation, a high-technology simulation and manufacturing company (June 2007 to present). Admiral Malone was selected to serve as a director in part due to his considerable experience as an officer in the U.S. military working with government contracts, and his knowledge of the sectors in which the Company does business.

Lieutenant General Emil R. “Buck” Bedard, U.S. Marine Corps, Retired, was appointed a member of the Board of Directors on March 14, 2008, General Bedard was appointed a director of Mobilisa in September 2004. He retired from the U.S. Marine Corps with over 37 years of active duty service in 2003. General Bedard’s military career included two combat tours in Vietnam, as well as commanding the 7th Marine Regiment in Somalia and the 1st Marine Expeditionary Force during Operation Desert Storm. General Bedard’s final active duty tour was as the Deputy Commandant for Plans, Policies and Operations for the U.S. Marine Corps Headquarters in Washington, D.C., where he served until his retirement. He has continued to serve with the Marine Corps in Afghanistan and Iraq since his retirement. General Bedard’s many military awards include a Distinguished Service Medal, Legion of Merit and a Bronze Star (with Combat V). General Bedard graduated from the University of North Dakota in 1967 with a M.S. in Science. General Bedard was selected to serve as a director in part due to his considerable experience as an officer in the U.S. military working with government contracts and his knowledge of the Company, including as a director of Mobilisa.

Major General Jack A. Davis, U.S. Marine Corps, Retired, was appointed a member of the Board of Directors on August 11, 2014. Major General Davis is a proven leader in the military, law enforcement and business arenas. In a 37-year career in the United States Marine Corps, during which he rose to the rank of Major General, he commanded at every level from an infantry platoon in Vietnam to Commanding General of the 4th Marine Division. His final assignment prior to retirement was Vice Commander, Marine Corps Forces Atlantic/Deputy Commander Marine Corps Forces Europe, for which he received the Distinguished Services Medal. He also served five years in federal law enforcement before joining the North Carolina State Bureau of Investigation in 1979, retiring in 1999 with a distinguished record of service. He also established JA Davis & Associates, a frontrunner in leadership and security training development. He holds a Bachelor of Science degree and two master’s degrees. He previously served on Mobilisa’s Board of Directors from October 2005 until the merger with Intellicheck in March 2008.

William P. Georges was appointed a member of the Board of Directors on August 11, 2014. Mr. Georges is President and CEO of The Georges Group, LLC, a provider of strategic consulting services and project management in the areas of corporate operations/relations to both public and private entities worldwide. Prior to forming the firm, he spent nine years as senior vice president of The Century Council, overseeing their development of programs to fight alcohol misuse, drunk driving and underage drinking. He is a retired 25-year veteran of the Albany, NY Police Department where he ultimately achieved the rank of Assistant Chief/Chief of Patrol where he was responsible for all uniformed police services. Mr. Georges is a life member of the International Association of Chiefs of Police. He serves on the Traffic Law Enforcement Committee of the Transportation Research Board of the National Academies and has been recognized by numerous organizations for his dedication to law enforcement.

Guy L. Smith was appointed a member of the Board of Directors in June 2005. Mr. Smith has been the Executive Vice President of Diageo PLC, the world’s leading premium drink company, since 2000 and is responsible for corporate, government, and public relations and public policy, as well as reputation management, corporate social responsibility and crisis management. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The code governs Diageo’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 to 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. Mr. Smith has experience in public affairs with The Hawthorn Group, a Washington-based public affairs firm (1999 to 2000), and his own firm, Smith Worldwide Inc., which focused on reputation and crisis management (1994 to 1996). He was Chief Operating Officer of Hill & Knowlton International Public Relations-New York from 1992 to 1993, where he consulted with the firm's largest consumer product, technology and legal clients. Prior to that, Mr. Smith was Vice President of Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. (now Altria) from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith also led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization. He formerly sat on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, D.C. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York. Smith is author of the book “If It’s Not Impossible, it’s Not Interesting.” He was selected to serve as a director in part due to his extensive experience with the alcoholic beverage business and other businesses that rely on age verification, his work in government and public relations, his knowledge of the Company, including as a director of Intelli-Check, Inc. prior to the merger with Mobilisa and his general business experience.

Russell T. Embry has over 25 years' experience in the software engineering field. Mr. Embry was appointed Chief Technology Officer in July 2001, and was Vice President of Information Technology prior. As CTO for Intellicheck Mobilisa, Mr. Embry is the chief architect of the company's product line. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless developing paging systems. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation developing high speed radios and Identification Friend or Foe (IFF) systems. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation developing automated telephone answering systems. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com developing automated vehicle location systems and satellite telephone systems. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace developing software for automated Test Equipment products. Mr. Embry holds a B.S. in Computer Science from Stony Brook University and an M.S. in Computer Science from Polytechnic University, Farmingdale.

William H Roof, PhD was appointed Chief Executive Officer effective October 1, 2014. Dr. Roof previously served as the Company’s Vice President and Chief Operating Officer from August 11, 2014 to September 30, 2014, as well as the Company’s Senior Vice President and Chief Scientist from May 2009 to April 2011. Since April 2011, he served as the Chief Technology Officer of Tech Flow, Inc., a provider of information technology services to the government in business and process analysis, program management, user interaction design, software development, systems O&M and technology support services.

Bill White has more than 28 years of experience in financial management, operations and business development. Prior to joining Intellicheck Mobilisa, he served 11 years as the Chief Financial Officer, Secretary and Treasurer of FocusMicro, Inc. (“FM”). As co-founder of FM, Mr. White played an integral role in growing the business from the company's inception to over $36 million in annual revenue in a five year period. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing tough cost management initiatives, exploiting new growth opportunities, merger and acquisitions, strategic planning, resource allocation, tax compliance and organization development. Prior to co-founding FM, he served 15 years in various financial leadership positions in the government sector. Mr. White started his career in Public Accounting. Mr. White holds a Bachelor of Arts in Business Administration from Washington State University, and is a Certified Fraud Examiner.

Directors generally serve for a one-year term and hold office until the next annual meeting of shareholders following the conclusion of their term and the election and qualification of their successors. Executive officers are appointed by and serve at the discretion of the Board of Directors.

Board Leadership Structure

The current Chairman of the Board of Directors is Michael D. Malone, who is an independent director under NYSE Amex listing standards. The roles of Chairman of the Board and Chief Executive Officer are separate. The Board of Directors believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer allows the Company’s Chief Executive Officer to focus primarily on the Company’s business strategy, operations and corporate vision. The Board of Directors consists of a majority of independent directors, and each of the committees of the Board of Directors is comprised solely of independent directors. The Company does not have a policy mandating an independent lead director. The independent directors meet at least annually in executive session without the presence of non-independent directors.

Risk Oversight

While management is responsible for assessing and managing risks to the Company, the Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. The Board of Directors’ risk oversight areas of focus include, but are not limited to:

•	managing the Company’s long-term growth;
•	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure; and
•	legal and regulatory compliance.

While the Board of Directors has the ultimate oversight responsibility for the Company’s risk management policies and processes, the committees of the Board of Directors also have responsibility for risk oversight. The Audit Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. The Corporate Governance and Nominating Committee oversee risks associated with our overall governance practices and the leadership structure of the Board of Directors. The Board of Directors stays informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board of Directors. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and committees providing oversight in connection with those efforts.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission (the “SEC,” or the “Commission”) has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely. Based on a review of the filings received, Intellicheck Mobilisa is not aware of any untimely filings for fiscal year 2013.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2013, the Board of Directors held four regular meetings, the Audit Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings and the Compensation Committee held four meeting outside of the normal board meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Smith, Malone and Bedard are each independent directors as defined in Section 803(A) of the NYSE Amex listing standards. The Company does not have a written policy relating to attendance by members of the Board of Directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual shareholder meeting attended last year’s annual shareholder meeting.

Compensation Committee

The Board of Directors established a Compensation Committee which is currently comprised of Mr. Smith, chairperson, Mr. Bedard and Mr. Malone, each of whom is independent as defined in Section 803(A) of the NYSE Amex listing standards. The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of the Company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans. The Compensation Committee may not delegate its duties. The Compensation Committee has adopted a written charter, which is available on the Company’s Web site at http://www.icmobil.com/about/investor-relations. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee.

Corporate Governance and Nominating Committee

The Board of Directors established a Corporate Governance and Nominating Committee, which is comprised of Mr. Malone, chairperson, Mr. Bedard and Mr. Smith, each of whom is independent as defined in Section 803(A) of the NYSE Amex’s listing standards. The Corporate Governance and Nominating Committee review our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s Web site at http://www.icmobil.com/about/investor-relations. The charter sets forth responsibilities, authority and specific duties of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Corporate Governance and Nominating Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Corporate Governance and Nominating Committee, will not have any specific minimum qualifications that must be met by a nominee. The Corporate Governance and Nominating Committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for shareholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by shareholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to shareholder recommendations.

Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of Vice-Admiral Malone, chairperson, General Bedard and Guy Smith. The members of the Audit Committee are independent as defined in Section 803(A) of the NYSE Amex’s listing standards. The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee charter is available on the Company’s Web site at http://www.icmobil.com/about/investor-relations.

The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Mr. Malone has vast corporate experience including his position as President of Skarven Enterprises. He is considered an “audit committee financial expert” and is the Chairman of the Board of Directors.

AUDIT COMMITTEE REPORT

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck Mobilisa under the Securities Act of 1933 or the Exchange Act.

With respect to the audit of the fiscal year ended December 31, 2013, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

In the course of its review, the Audit Committee has discussed with EisnerAmper, LLP, the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from and discussed with EisnerAmper LLP, the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with EisnerAmper LLP its independence. These disclosures relate to the firm’s independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee:	Michael Malone, Chairman Emil R. Bedard, Member Guy Smith, Member

Process for Sending Communications to the Board of Directors

Shareholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Bill White. Such communications may be sent to Mr. White at 191 Otto Street, Port Townsend WA 98368. Upon receipt, Mr. White will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of October 1, 2014, by each person who is known by Intellicheck Mobilisa to beneficially own more than 5% of the Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 4,932,057 shares outstanding.

Name	Shares Beneficially Owned	Percent
Dr. Nelson Ludlow(1)	527,091	10.7
Bonnie Ludlow	862,035	17.5
L. Gen. Emil R. Bedard	58,562	1.2
Russell T. Embry(2)	4,375	*
Bill White(3)	6,975	*
Guy L. Smith(4)	48,741	1.0
Jack A Davis	1,272	*
William H. Roof	130,000	2.6
William P. Georges	1,272	*
Michael D. Malone	2,813	*
All Executive Officers & Directors as a group (10 persons)(5)	1,674.942	34.0

*	Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.
(1)	Includes 3,125 shares issuable upon exercise of stock options exercisable within 60 days.
(2)	Includes 4,375 shares issuable upon exercise of stock options exercisable within 60 days.
(3)	Includes 6,250 shares issuable upon exercise of stock options exercisable within 60 days.

(4)	Includes 37,603 shares issuable upon exercise of stock options exercisable within 60 days.
(5)	Includes 51,353 shares issuable upon exercise of stock options exercisable within 60 days.

The address at which our Board of Directors can be reached is the address specified in “Process for Sending Communications to the Board of Directors” above.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Intellicheck Mobilisa’s executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of Intellicheck Mobilisa’s executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of Intellicheck Mobilisa’s executive compensation program and compensation for the Board of Directors.

The principal elements of Intellicheck Mobilisa’s executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of stock options and other benefits. Intellicheck Mobilisa’s other benefits consist of reimbursed business travel and entertainment expenses, a vehicle allowance, health insurance benefits, vacation and sick pay, and a qualified 401(k) savings plan. Intellicheck Mobilisa’s philosophy is to position the aggregate of these elements at a level that is commensurate with Intellicheck Mobilisa’s size and performance.

Compensation Program Objectives and Philosophy

In General.  The objectives of Intellicheck Mobilisa’s compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers;
•	provide Intellicheck Mobilisa’s executive officers with both cash and equity incentives to further Intellicheck Mobilisa’s interests and those of Intellicheck Mobilisa’s stockholders; and
•	provide employees with long-term incentives so Intellicheck Mobilisa can retain them and provide stability during Intellicheck Mobilisa’s growth stage.

Generally, the compensation of Intellicheck Mobilisa’s executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of each executive. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of Intellicheck Mobilisa’s Common Stock over time.

Intellicheck Mobilisa generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal year 2013, as calculated for purposes of Section 162(m), did not exceed the $1.0 million limit.

Competitive Marketplace for Talent.  Intellicheck Mobilisa defines its competitive marketplace for executive talent and investment capital to be the technology and business services industries. To date, Intellicheck Mobilisa has not engaged in the benchmarking of executive compensation but Intellicheck Mobilisa may choose to do so in the future.

Compensation Process.  For each of Intellicheck Mobilisa’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from Intellicheck Mobilisa’s CEO (for compensation other than his own), as well as competitive marketplace guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

Executive Officer Bonuses.  The Board of Directors approved an Executive Compensation Bonus Plan beginning with the third quarter of 2009 and effective until otherwise stopped or revised. The Compensation Committee will review the bonus plan each year in accordance with its duties to ensure that the plan continues to be in the best interest of the Company. As long as the following named executives are contributing to the overall success of the Company, quarterly cash bonuses will be paid if there is net income under GAAP as shown below:

	$30,000 – $499,000	Quarterly Net Income $500,000 – $999,999	$1,000,000 or more
William Roof	$5,000	$10,000	$25,000
Russell Embry	2,500	5,000	12,500
Bill White	2,500	5,000	12,500

During 2013, no bonuses were paid under the Executive Compensation Bonus Plan.

Stock Option Grants.  The Compensation Committee currently administers Intellicheck Mobilisa’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price of no less than the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Intellicheck Mobilisa’s management and growth, gives them an opportunity to own Intellicheck Mobilisa stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Compensation Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intellicheck Mobilisa’s performance, the executive officer’s role and responsibilities at Intellicheck Mobilisa, and the executive officer’s base salary.

Chief Executive Officer Compensation.  Dr. Roof receives an annual base salary of $250,000. Dr. Roof may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Dr. Roof is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.

The determination of the base salary to be paid to the Chief Executive Officer was based on a number of factors including the position’s historical compensation and the relative compensation in comparison to the other existing senior executives in the Company. In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck Mobilisa.

Chief Financial Officer.  Effective April 1, 2012, Bill White was appointed Chief Financial Officer of the Company. In connection with his employment at the Company, Mr. White receives a base salary of $185,000. In addition, Mr. White is eligible for incentive bonuses in the form of cash and restricted stock based on Company performance, profitability and earnings. Specifically, Mr. White (i) will be granted restricted shares that will vest based on achievement of certain revenue growth and profitability measures and (ii) is eligible for quarterly bonuses based on achievement of certain net earnings milestones: $2,500 for earnings of $30,000 to $499,999; $5,000 for earnings of $500,000 to $999,999; and $12,500 for earnings of $1,000,000 or more.

Severance and Change-in-Control Agreements

On November 16, 2010, the Company entered into an Executive Severance Agreement with Mr. Mundy, the Company’s former Chief Financial Officer. Under the agreement, if Mr. Mundy was terminated without cause, if he resigned with “good reason” (as defined in the agreement), or if he was terminated as a result of a change of control, he would have been entitled to 1.99 years of his then base salary, a gross amount equal to any quarterly bonus target applicable during the quarter, accelerated vesting of all outstanding stock options and coverage of health benefits for a period of up to 12 months. The agreement had a term of two years. On April 1, 2012, Mr. Mundy resigned from the Company. In lieu of the above mentioned agreement, the Company entered into a consulting agreement with Mr. Mundy which had a term of nine months at $15,250 per month. The final payment was made pursuant to this agreement.

INTELLICHECK MOBILISA SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2013. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Nelson Ludlow(3) Chief Executive Officer & President	2013	246,000	—	—	—		246,000
	2012	227,667	10,000	—	—		237,667
	2011	141,450	10,000	—	22,986	(5)	174,436
Russell T. Embry Chief Technology Officer	2013	185,400	—	7,250	2,781	(6)	195,431
	2012	185,400	5,000	—	2,781	(6)	193,181
	2011	185,400	5,000	—	2,781	(6)	193,181
Bonnie Ludlow(7) Senior Vice President	2013	124,999	—	—	—		124,999
	2012	67,708	5,000	—	—		72,708
	2011	85,938	5,000	—	—		90,938
Bill White Chief Financial Officer	2013	185,000	—	7,250	—		192,250
	2012	131,042	2,500	—	3,238	(6)	136,780
Peter J. Mundy Former Chief Financial Officer	2013	—	—	—	—		—
	2012	49,583	—	—	153,547	(9)	203,130
	2011	170,000	5,000	—	7,218	(8)	182,218
Steven D. Williams Former Chief Executive Officer	2013	—	—	—	—		—
	2012	207,167	10,000	—	37,941	(10)	255,108
	2011	219,334	10,000	—	19,011	(4)	248,345

(1)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of awards for the years ended December 31, 2013, 2012, and 2011 computed in accordance with FASB ASC Topic 718. See Note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.
(2)	No other compensation in excess of $10,000, including perquisites, was paid to any of Intellicheck Mobilisa’s named executive officers.
(3)	Re-appointed Chief Executive Officer effective November 13, 2012. Dr. Ludlow resigned effective September 30, 2014.
(4)	Represents matching contribution under the Company’s 401(K) Plan of $6,433 and pay in lieu of vacation time of $12,578.
(5)	Represents pay in lieu of vacation time. Does not include amounts paid as director compensation.
(6)	Represents matching contribution under the Company’s 401(K) Plan.
(7)	Returned to full-time effective November 16, 2012. Ms. Ludlow resigned effective September 30, 2014.
(8)	Represents matching contribution under the Company’s 401(K) Plan of $5,100 and pay in lieu of vacation time of $2,118.
(9)	Represents matching contribution under the Company’s 401(K) Plan of $1,488, pay in lieu of vacation time of $22,430, and $129,629 under the Consulting agreement discussed above in Severance and Change-in-Control Agreements.
(10)	Represents matching contribution under the Company’s 401(K) Plan of $6,215 and pay in lieu of vacation time of $31,726.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

The Company adopted several Stock Option Plans from 1998 through 2004 (and an amendment to the 2004 plan in 2006 pursuant to which the plan was renamed the “2006 Equity Incentive Plan” and amended to provide for the issuance of other types of equity incentives such as restricted stock grants) (collectively, the “Plans”) covering up to 6,250,000 of the Company’s common shares, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors administers these Plans and determines the terms and conditions of options granted, including the exercise price. These Plans generally provide that all stock options will expire within ten years of the date of grant. Incentive stock options granted under these Plans must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. These Plans also entitle non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

Administration.  The Plans are currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Plans and to adopt rules for the administration, interpretation and application according to terms of the Plans.

Grant of Awards; Shares Available for Awards.  Certain employees, consultants and directors are eligible to be granted awards under the Plans. The Compensation Committee will determine who will receive awards under the Plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plans.

A total of 1,522,389 shares of Intellicheck Mobilisa’s Common Stock are available for issuance or delivery under the existing Plans. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Plans will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.

Stock Options.  The Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards.  In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions.  In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination.  The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Plans, and amend, suspend or terminate the Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intellicheck Mobilisa attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes options granted during the year ended December 31, 2013 to the named executive officers:

Name	Grant Date	Approval Date	Number of Securities Underlying Options Granted	Exercise or Base Price of Option Awards ($/Sh)	Fair Value at Grant Date ($)(1)	Expiration Date
Russell T. Embry	3/28/2013	3/28/2013	25,000	0.39	7,250	3/28/2018
Bill White	3/28/2013	3/28/2013	25,000	0.39	7,250	3/28/2018

(1)	The grant date fair value of each equity award has been computed in accordance with ASC 718. These options vest at a rate of 25% per year on the anniversary of the date of grant.

The following table summarizes unexercised options as of year-end December 31, 2013 for the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities Underlying Unexercised Options/Warrants			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Nelson Ludlow	25,000	—		3.63	03/20/18
Russell T. Embry	20,000	—		1.57	09/25/14
	32,500	2,500	(1)	1.45	06/02/15
	—	25,000	(2)	0.39	03/28/18
Bill White	—	25,000	(2)	0.39	03/28/18

(1)	10,000 of these shares vest at a rate of 25% per year on the anniversary of the date of grant beginning June 2, 2011. 25,000 of these shares vested on December 31, 2010, when a milestone was achieved.
(2)	These shares vest 25% per year on the anniversary of the date of grant beginning March 28, 2013.

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Options		Stock Awards
Name	No. of Shares Acquired Upon Exercise (#)	Value Received Upon Exercise ($)(1)	No. of Shares Acquired Upon Vesting (#)	Value Received Upon Vesting ($)
—	—	—	—	—

No officers named in the Summary Compensation Table exercised stock options or received shares from vested or unrestricted awards during fiscal year 2013.

Pension Benefits

The Company does not sponsor any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

Intellicheck Mobilisa does not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide Intellicheck Mobilisa’s officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the company’s best interests. Intellicheck Mobilisa sponsors a tax qualified defined contribution 401(k) plan in which Mr. Embry and Mr. White participated in 2013. Intellicheck Mobilisa made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.

Compensation of Directors

The table below sets forth certain information concerning compensation of Intellicheck Mobilisa’s directors who served in 2013.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(4)	Total ($)
Nelson Ludlow, Director(2)	—	—	—	—	—
General Emil Bedard, Director	30,000	—	—	—	30,000
Bonnie Ludlow, Director	—	—	—	—	—
Guy L. Smith, Director(3)	—	—	—	—	—
Woody M. McGee, Director	41,060	—	—	—	41,060
Michael D. Malone, Chairman	40,000	—	—	—	40,000

(1)	The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.
(2)	As of December 31, 2013, Mr. Ludlow had aggregate outstanding options to purchase 25,000 shares of common stock.
(3)	As of December 31, 2013, Mr. Smith had aggregate outstanding options to purchase 93,852 shares of common stock.
(4)	No other compensation, including perquisites in excess of $10,000, was paid to any of the directors.

The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings.

Effective July 1, 2011, all directors receive the following annual compensation: the Chairman of the Board $80,000; other non-employee and employee directors $60,000. The amounts are payable quarterly. In 2013, directors waived the majority of their fees to assist with the Company’s cash management.

CERTAIN RELATED PARTY TRANSACTIONS

The Governance Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck Mobilisa’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck Mobilisa’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2013. Intellicheck Mobilisa’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

The Company entered into a 10-year lease for the office space ending in 2017. Mobilisa leases office space from Eagle Coast, LLC, an entity that is wholly-owned by Dr. Nelson Ludlow, our former Chief Executive Officer and a former director, and Mrs. Bonnie Ludlow, our former Senior Vice President and one of our former directors. For the years ended December 31, 2013 and 2012, total rent payments for this office space were $92,046 and $91,780.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed EisnerAmper LLP to serve as our Independent Registered Public Accounting Firm to examine Intellicheck Mobilisa’s financial statements for the fiscal year ending December 31, 2014.

The Board of Directors recommends that you vote to ratify such appointment.

Representatives of EisnerAmper, LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the fiscal years ended December 31, 2013 and 2012, Intellicheck Mobilisa’s principal independent auditor was EisnerAmper, LLP, the services of which were provided in the following categories and amount:

Audit Fees

The aggregate fees billed by EisnerAmper, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal year ended December 31, 2013, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year were $145,000. Overages related to the 2012 audit, billed in 2013, amounted to a total of $27,000.

The aggregate fees billed by EisnerAmper, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal year ended December 31, 2012, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year were $145,000.

Audit-Related Fees

Other than the fees described under the caption “Audit Fees” above, EisnerAmper, LLP did not bill any fees for services rendered to Intellicheck Mobilisa during the fiscal years ended December 31, 2013 or 2012 for assurance and related services in connection with the audit or review of the company’s financial statements.

Tax Fees

EisnerAmper, LLP billed Intellicheck Mobilisa $16,000 for tax related services for the fiscal years ended December 31, 2013 and 2012.

All Other Fees

EisnerAmper, LLP billed approximately $7,000 related to the Company’s filing of its S-3/A in 2013. There were no other fees billed by EisnerAmper, LLP in 2012.

Pre-approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck Mobilisa’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to shareholders concerning our operations during the fiscal year ended December 31, 2013, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON OCTOBER 1, 2014. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368.

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT
BEFORE THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Shareholders’ proposals intended to be presented at next year’s Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368, no later than June 13, 20141 for inclusion in the Company’s proxy statement and form of proxy for that meeting. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials.

Notice of any director nomination or other proposal shareholders intend to present at the 2015 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 Annual Meeting of Shareholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 191 OTTO STREET, PORT TOWNSEND, WA 98368 not later than the close of business on August 7, 2015.

The proxy solicited by the Company for the 2015 Annual Meeting of Shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to August 7, 2015.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the SEC’s website located at http://www.sec.gov.

[1]	120 days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting (Rule 14a-8).

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 10, 2014. SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Bill White

Bill White
Chief Financial Officer, Treasurer and Secretary